EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Launches “Any Day” Flower Brand

Expands California Branded Product Portfolio

VANCOUVER, B.C., CANADA (February 22, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator focused on limited license markets is please to report the launch of its “Any Day” branded flower in California.

Any Day flower is a hand-selected, sun-grown artisanal flower cultivated in the Emerald Triangle in the heart of Humboldt County. Initial offerings consist of popular strains including Green Punch, Sour Afghani, Strawberry Banana & Ice Cream Cake. The initial cultivars are a range of Indica, Sativa and Hybrid strains and are available through www.buybamonline.com, ShowGrow Long Beach and ShowGrow San Diego locations as well as select dispensaries in Southern California.

“Our team has been in discussions with cultivators across California to seek growing techniques, strains and cannabinoid/terpene profiles that best fit our Body and Mind values of quality, trusted and tested cannabis,” stated Michael Mills, CEO of Body and Mind. “We are excited to add quality flower to our Body and Mind branded product portfolio in California and we look forward to a expanding our strain offerings in the near future.”

Company Matters and Annual Meeting Results:

In conjunction with the holding of the Company's recent annual meeting of stockholders on February 17, 2021, the following matters were duly ratified by the Company's stockholders and have now been implemented by the Board of Directors in the following manner:

•	Michael Mills, Brent Reuter, Trip Hoffman and Dong Shim were elected to the Board of Directors of the Company;

•	Marcum LLP, was appointed as the Company's independent registered accounting firm;

•	the continuation of the Company's 2012 Incentive Stock Option Plan was approved;

•	the Company's executive compensation was approved;

•	the following officers of the Company were re-appointed by the Board of Directors of the Company immediately following the annual meeting:

Michael Mills:	President and Chief Executive Officer;
Dong Shim:	Chief Financial Officer;
Stephen “Trip” Hoffman:	Chief Operating Officer; and
Darren Tindale:	Corporate Secretary.

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About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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